SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  FORM 8-K


            Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)  February 15, 1995

                             BIG O TIRES, INC.
           (Exact name of registrant as specified in its charter)

            Nevada                 1-8833                 87-0392481
      (State or other juris-     (Commission            (I.R.S. Employer
      diction of incorporation)   File No.)            Identification No.)



      11755 East Peakview Avenue, Englewood, Colorado     80111
            (Address of principal executive offices)      (Zip Code)


      Registrant's telephone number including area code:  (303)  790-2800









                                                              2 Total Pages

Item 5.     Other Events.

On February 15, 1995, the Company announced a reorganization of its management structure. Horst K. Mehlfeldt, a director and consultant to the Company, has been elected Vice Chairman. The Company has formed the office of the Chief Executive, consisting of John E. Siipola, Chairman, Horst K. Mehlfeldt, Vice Chairman and Steven P. Cloward, President.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

Date:  February 15, 1995

                                   BIG O TIRES, INC.


                                   By:    /s/ Philip J. Teigen
                                        General Counsel and Secretary